UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2021

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 State Street, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 773-5601

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BHLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 26, 2021, Deborah P. Bailey resigned from the Boards of Directors of Berkshire Hills Bancorp, Inc. (the “Company”) and Berkshire Bank (the "Bank"), a wholly owned subsidiary of the Company, effective immediately. Ms. Bailey’s resignation was not the result of any disagreement between Ms. Bailey and the Company or the Bank.

On October 29, 2021, the Company, the Bank, and Tami Gunsch, Senior Executive Vice President, Head of Consumer Banking of the Company and the Bank, entered into a Resignation, Separation Agreement and Full and Final Release of Claims (the “Separation Agreement”) in connection with Ms. Gunsch’s previously disclosed resignation from her employment with the Company and the Bank effective October 29, 2021.  Pursuant to the Separation Agreement, the Company will pay Ms. Gunsch a lump sum payment of $448,460, less required withholdings, on the Company’s first scheduled payroll date on or after January 1, 2022.  In addition, Ms. Gunsch will be provided with continued health and dental insurance for six months.  The Separation Agreement includes confidentiality, non-solicitation and non-competition provisions and a release of claims.  The payment made to Ms. Gunsch under the Separation Agreement is subject to forfeiture if Ms. Gunsch breaches certain obligations, including the confidentiality, non-solicitation and non-competition provisions.
On the same date of the Separation Agreement, the Bank and Ms. Gunsch entered into a Consulting Agreement whereby Ms. Gunsch will provide consulting services for up to twenty (20) hours per week.  In exchange for the consulting services, the Bank will pay Ms. Gunsch a monthly consulting fee of $25,000 during the four (4) month term of the Consulting Agreement.  If Ms. Gunsch voluntarily elects to cease providing consulting service prior to the end of the four (4) month term, she will not be entitled to any further payments.
The foregoing description of the Separation Agreement and Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement and Consulting Agreement which are attached hereto as Exhibits 10.1 and 10.2 of this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.

Item 9.01  Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits:
	Exhibit No.	Description
	10.1	Resignation, Separation Agreement and Full and Final Release of Claims dated October 29, 2021
	10.2	Consulting Agreement dated October 29, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HILLS BANCORP, INC.

DATE: October 29, 2021	By:	/s/ Wm. Gordon Prescott
Wm. Gordon Prescott Executive Vice President and General Counsel